UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0398535
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On October 6, 2006, Cash Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of $20,000,000 in principal amount of the Company’s Senior Secured Convertible Notes (the “Notes”) and warrants to purchase an aggregate of 312,500 shares of the Company’s common stock (the “Warrants”). The Notes and the Warrants will be issued and sold by the Company in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
     The maturity date of the Notes will be the fifth anniversary of the issuance date of the Notes.
     The Notes will rank senior to all “Indebtedness” of the Company other than certain “Permitted Indebtedness,” as such terms are defined in the Notes. The Company’s obligations under the Notes are secured by a security interest in substantially all of the Company’s assets.
     The Notes will bear interest at the rate of 6.50% per annum, payable quarterly in arrears commencing on January 10, 2007. From and during the occurrence of an “Event or Default” or “Registration Rights Failure,” as such terms are defined in the Notes, the interest rate under the Notes will be increased to 12.0% per annum. The interest rate under the Notes is also subject to adjustment in the event that the Company fails to satisfy certain targets based on its “Consolidated Revenues,” “Consolidated Total Debt,” and “Consolidated EBITDA,” as such terms are defined in the Notes.
     The principal amount of the Notes, together with any accrued and unpaid interest and any late charges (the “Conversion Amount”), will be convertible by the holders of the Notes, at any time following their issuance, into shares of the Company’s common stock at an initial conversion price of $8.00 per share, subject to certain limitations on beneficial ownership. The conversion price is subject to certain adjustments set forth in the Notes, including, without limitation, full ratchet anti-dilution protection for any equity issuances within one year of the issuance of the Notes and standard weighted-average anti-dilution protection thereafter.
     If, at any time after the one year anniversary of the issuance date of the Notes, the last closing trade price of the Company’s common stock as reported by Bloomberg Financial Markets (the “Closing Sale Price”) exceeds, for any twenty consecutive trading days, 200% of the conversion price of the Notes, then the Company will have the right, subject to certain conditions, to require the holders of the Notes to convert all or any portion of the Conversion Amount into shares of the Company’s common stock at the then-applicable conversion price, subject to certain limitations on beneficial ownership.
     The Notes will contain customary events of default. After the occurrence of an Event of Default, any holder may require the Company to redeem all or a portion of the holder’s Note at a redemption price in cash equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the applicable redemption premium, and (ii) the product of (A) the number of shares of the Company’s common stock then issuable with respect to such Conversion Amount and (B) the greater of (1) Closing Sale Price on the date immediately preceding the Event of Default, and (2) the Closing Sale Price on the date immediately after the Event of Default and (3) the Closing Sale Price on the date the holder delivers the redemption notice. The redemption premium will be 100% in the case of the bankruptcy or insolvency of the Company or certain of its subsidiaries and, in all other cases, 120%.
     The holders of the Notes will have the right to require the Company to redeem all or any portion of their Notes upon a “Change of Control,” as such term is defined in the Notes, at a redemption price in cash equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the greater of the Closing Sale Price immediately prior to the consummation of the Change of Control, the Closing Sale Price immediately following the public announcement of such proposed Change of Control and the Closing Sale Price immediately prior to the public announcement of such proposed Change of Control by (B) the then applicable conversion price, and (ii) the product of the Conversion Amount being redeemed and the applicable change of control premium. The change of control premium will be 120% until the third anniversary of the date of issuance, 115% commencing on the third anniversary of the date of issuance until the fourth anniversary of the date of issuance, and 110% commencing on the fourth anniversary of the date of issuance.
     The holders of the Notes may require that the Company redeem all or any portion of the Notes on the third anniversary of the issuance date of the Notes, at a redemption price equal to the Conversion Amount being redeemed.
     The Notes will contain restrictive covenants which, among other things, restrict the Company’s ability to incur certain additional Indebtedness, grant certain security interests in its assets or make distributions on or repurchase shares of its common stock.
     The Warrants entitle the Purchasers to purchase up to an aggregate of 312,500 shares of the Company’s common stock for a period of five years from the date of issuance at an initial exercise price of $8.00 per share, subject to certain limitations on beneficial ownership. The exercise price is subject to certain adjustments set forth in the Warrants, including, without limitation, full ratchet anti-dilution protection for any equity issuances within one year of the issuance of the Warrants and standard weighted-average anti-dilution protection thereafter. In the event of a Fundamental Transaction,” as such term is defined in the Warrants, the Warrant holder may require the Company to purchase the Warrant for cash at a price equal to the value of the remaining unexercised portion of the Warrant determined using the Black-Scholes Option Pricing Model. The Warrants also contain a “cashless exercise” provision.
     The Company has also entered into a Registration Rights Agreement with the Purchasers, pursuant to which the Company agreed to file a Registration Statement on Form S-3 registering for resale a number of shares of the Company’s common stock sufficient to allow for full conversion of the Notes and exercise of the Warrants. The Registration Statement must be filed within 60 days, and must be declared effective by the SEC within 120 days, after the closing of the sale of the Notes and issuance of the Warrants. The Registration Statement also must remain effective and available for use, other than during “Allowable Grace Periods,” as such term is defined in the Registration Rights Agreement, until the earlier of the date that the Purchasers can sell all of the securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act and the date all such securities have been sold. Failure to satisfy these requirements will subject the Company to penalties in an amount not exceeding 10% of the purchase price of the Notes.
     The Company will use the proceeds from the sale of the Notes for repayment of bank debt and for general working capital purposes.
     This announcement is not an offer to sell either the Notes, the Warrants or the Company’s common stock issuable upon conversion of the Notes or exercise of the Warrants. Neither the Notes, the Warrants nor the shares of such common stock issuable upon conversion of the Notes or exercise of the Warrants have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

     The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, the Purchase Agreement, the form of Security Agreement, the form of Note and the form of Warrant, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. The Notes and the Warrants will be issued and sold by the Company in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. Deutsche Bank Securities Inc. acted as exclusive placement agent for the offering and is entitled to receive a placement agent fee of $1,200,000 (6.00% of the gross proceeds of the offering).
Item 7.01. Regulation FD Disclosure.
     On October 9, 2006, the Company issued a press release announcing that it had entered into a definitive agreement providing for the issuance and sale of the Notes and the Warrants. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
4.1	Registration Rights Agreement dated as of October 6, 2006, by and between Cash Systems, Inc. and the buyers named therein.
10.1	Securities Purchase Agreement dated as of October 6, 2006, by and between Cash Systems, Inc. and the buyers named therein.
10.2	Form of Security Agreement.
10.3	Form of Senior Secured Convertible Note.
10.4	Form of Warrant.
99.1	Press Release dated October 9, 2006 announcing private placement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)
Dated: October 10, 2006	By:	/s/ Andrew Cashin
		Name:	Andrew Cashin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Registration Rights Agreement dated as of October 6, 2006, by and between Cash Systems, Inc. and the buyers named therein.
10.1	Securities Purchase Agreement dated as of October 6, 2006, by and between Cash Systems, Inc. and the buyers named therein.
10.2	Form of Security Agreement.
10.3	Form of Senior Secured Convertible Note.
10.4	Form of Warrant.
99.1	Press Release dated October 9, 2006 announcing private placement.